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                                 EXHIBIT 10.125

               PURCHASE AGREEMENT FOR TRANSOCEAN HOUSTON BUILDING

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                 AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY
                 -----------------------------------------------

     THIS AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY (the "Agreement"), is made and entered into as of the 15 day of January, 2002, by and between BROADFIELD ASSOCIATES, L.P., a Texas limited partnership ("Seller") and WELLS CAPITAL, INC., a Georgia corporation ("Purchaser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Seller desires to sell and Purchaser desires to purchase the Property (as hereinafter defined) subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the premises, the mutual agreements contained herein, the sum of Ten Dollars ($10.00) in hand paid by Purchaser to Seller at and before the sealing and delivery of these presents and for other good and valuable consideration, the receipt, adequacy, and sufficiency which are hereby expressly acknowledged by the parties hereto, the parties hereto do hereby covenant and agree as follows:

     1.   Purchase and Sale of Property. Subject to and in accordance with the
          -----------------------------
terms and provisions of this Agreement, Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller, the Property, which term "Property" shall mean and include the following:

          (a) all that tract or parcel of land (the "Land") located in Houston, Texas, containing approximately 3.879 acres, having an address of 1311 Broadfield Boulevard, and being more particularly described on Exhibit "A"
                                                                    -----------
     hereto; and

          (b) all rights, privileges, and easements appurtenant to the Land, including all water rights, mineral rights, reversions, or other appurtenances to said Land, and all right, title, and interest of Seller, if any, in and to any land lying in the bed of any street, road, alley, or right-of-way, open or proposed, adjacent to or abutting the Land; and

          (c) all buildings, structures, and improvements situated on the Land, including, without limitation, that certain two story office building containing approximately 155,040 rentable square feet, the parking areas containing approximately 521 parking spaces and other amenities located on the Land, and all apparatus, built-in appliances, equipment, pumps, machinery, plumbing, heating, air conditioning, electrical and other fixtures located on the Land which are owned by Seller (all of which are herein collectively referred to as the "Improvements"); and

          (d) all personal property, if any, now owned by Seller and located on or to be located on or in, or used in connection with, the Land and Improvements ("Personal Property"); and

          (e) all of Seller's right, title, and interest, as landlord or lessor, in and to (i) that certain Lease Agreement (the "Transocean Lease") with Transocean Offshore Deepwater Drilling, Inc., a Delaware Corporation ("Transocean"), dated as of April 18, 2001, guaranteed by Transocean Sedco Forex, Inc., a Cayman Islands corporation, and (ii) that certain Lease Agreement with Newpark Drilling Fluids, Inc., a Texas corporation ("Newpark"), dated as of May 28, 1998, last amended by Third Amendment to Lease Agreement, dated April 19, 2001 (the "Newpark Lease"), guaranteed by Newpark Resources, Inc., a Delaware corporation; and

          (f) all of Seller's right, title, and interest in and to (i) the plans and specifications with respect to the Improvements, (ii) any guarantees, trademarks, rights of copyright, warranties, or other rights related to the ownership of or use and operation of the Land, Personal Property, or Improvements, and (iii) all governmental licenses and permits, and all intangibles associated exclusively with the Land, Personal Property, and Improvements.

     2.   Earnest Money. Within two (2) business days after the full execution
          -------------
of this Agreement, Purchaser shall deliver to Charter Title Insurance Company ("Escrow Agent"), whose offices are at 4265 San Felipe, Suite


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350, Houston, Texas 77027, Purchaser's check, payable to Escrow Agent, in the amount of $250,000 (the "Earnest Money"), which Earnest Money shall be held and disbursed by Escrow Agent in accordance with this Agreement. The Earnest Money shall be paid by Escrow Agent to Seller at Closing (as hereinafter defined) and shall be applied as a credit to the Purchase Price (as hereinafter defined), or shall otherwise be paid to Seller or refunded to Purchaser in accordance with the terms of this Agreement. All interest and other income from time to time earned on the Earnest Money shall become a part of the Earnest Money and be paid or credited to the party entitled to the Earnest Money.

     3.   Purchase Price. Subject to adjustment, prorations and credits as
          --------------
otherwise specified in this Agreement, the purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Property shall be TWENTY TWO MILLION THREE HUNDRED FIFTY THOUSAND DOLLARS ($22,350,000.00). The Purchase Price shall be paid by Purchaser to Seller at the Closing (as hereinafter defined) by wire transfer of immediately available federal funds, less the amount of Earnest Money and subject to prorations, adjustments and credits as otherwise specified in this Agreement.

     4.   Purchaser's Inspection and Review Rights. Subject to the rights of the
          ----------------------------------------
tenants under the leases (as hereinafter defined), Purchaser and its agents, engineers, or representatives, with Seller's reasonable, good faith cooperation, shall have the privilege of going upon the Land and Improvements as needed to inspect, examine, test, and survey the Property at all reasonable times and from time to time. Purchaser hereby agrees to indemnify Seller and hold Seller harmless from any liens, claims, liabilities, and damages incurred through the exercise of such privilege, and Purchaser further agrees to repair any damage to the Land and Improvements caused by the exercise of such privilege. Said indemnity shall survive Closing or termination of this Agreement. All such inspections shall be non-destructive in nature and specifically shall not include any physically intrusive testing; provided however, that if Purchaser desires to undertake such intrusive testing, Purchaser shall first obtain Seller's written approval which shall not be unreasonably withheld if Purchaser conducts such testing in accordance with commercially customary standards. Purchaser shall maintain and shall insure that Purchaser and Purchaser's consultants and contractors maintain public liability insurance and property damage insurance in an amount not less than Two Million Dollars ($2,000,000) and in form and substance adequate to insure against all liability of Purchaser and its consultants and contractors, respectively, and each of their respective agents, employees and contractors, arising out of inspections and testing of the Land and Improvements or any part thereof made on Purchaser's behalf and, at Seller's request, Purchaser shall furnish Sellers with appropriate certificates and endorsements reflecting Seller as an additional insured under any such insurance. At all reasonable times prior to the Closing (as hereinafter defined), Seller shall make available to Purchaser, or Purchaser's agents and representatives, for review and copying, all books, records, and files in Seller's possession relating to the ownership and operation of the Property, including, without limitation, title matters, surveys, tenant files, service and maintenance agreements, and other contracts, books, records, operating statements, and other information relating solely to the operation of the Property. Seller further agrees to in good faith assist and cooperate with Purchaser in coming to a thorough understanding of the books, records, and files relating to the Property. Seller further agrees to provide to Purchaser prior to the date which is five (5) days after the Effective Date of this Agreement the most current boundary and "as-built" surveys of the Land and Improvements (the "Existing Survey") and any title insurance policies, appraisals, building inspection reports and environmental reports relating thereto and in the possession or under the control of Seller. At no cost or liability to Seller, Seller shall cooperate with Purchaser, its counsel, accountants, agents, and representatives, provide them with access to Seller's books and records with respect to the ownership, management, maintenance, and operation of the Property for the applicable period, and permit them to copy the same. Seller shall use commercially reasonable efforts but shall have no obligation to spend any funds, to cause the authors of appraisal, environmental and building inspection reports to issue reliance letters addressed to Purchaser and Purchaser's lender, if any, in form and substance reasonably acceptable to Purchaser, at least 15 days prior to the expiration of the Inspection Period. Failure of Seller to accomplish the matters described in the immediately preceding sentence shall not be a condition at Closing.

     5.   Special Condition to Closing. Purchaser shall have thirty (30) days
          ----------------------------
from the Effective Date of this Agreement (the "Inspection Period") to make investigations, examinations, inspections, market studies, feasibility studies, lease reviews, and tests relating to the Property and the operation thereof in order to determine, in Purchaser's sole opinion and discretion, the suitability of the Property for acquisition by Purchaser. Purchaser shall have the right to terminate this Agreement at any time prior to the expiration of the Inspection Period by giving written notice to Seller of such election to terminate. In the event Purchaser so elects to terminate this Agreement,

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Seller shall be entitled to receive and retain the sum of Twenty-Five Dollars
($25.00) of the Earnest Money, and the balance of the Earnest Money shall be promptly refunded by Escrow Agent to Purchaser, whereupon, except as expressly provided to the contrary in this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. Seller acknowledges that the sum of $25.00 is good and adequate consideration for the termination rights granted to Purchaser hereunder.

     6.   General Conditions Precedent to Closing. In addition to the conditions
          ---------------------------------------
to Purchaser's obligations set forth in Paragraph 5 above, the obligations and liabilities of Seller and Purchaser hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions, any of which may be waived by written notice from the party entitled to the benefit thereof:

          (a) The parties shall have complied in all material respects with and otherwise performed in all material respects each of the covenants and obligations set forth in this Agreement, as of the date of Closing (as hereinafter defined).

          (b) All representations and warranties as set forth in this Agreement shall be true and correct in all material respects as of the date of Closing.

          (c) There shall have been no adverse change to the title to the Property subsequent to the effective date of the Title Commitment, which has not been cured, and the Title Company (as hereinafter defined) shall have issued the Title Commitment (as hereinafter defined) on the Land and Improvements without exceptions other than as described in paragraph 7 and the Title Company shall be prepared to issue to Purchaser upon the Closing a fee simple owner's title insurance policy on the Land and Improvements pursuant to such Title Commitment.

          (d) Purchaser shall have received the Tenant Estoppel Certificates referred to in Paragraph 9(c) hereof, duly executed by each tenant and guarantor at least five (5) days prior to the end of the Inspection Period.

     7.   Title and Survey. Seller covenants and agrees that it shall on or
          ----------------
before ten (10) days after the Effective Date of this Agreement, cause Charter Title Insurance Company (herein referred to as the "Title Company"), to deliver to Purchaser its commitment (herein referred to as the "Title Commitment") to issue to Purchaser, upon the recording of the Deed conveying title to the Land and Improvements from Seller to Purchaser, the payment of the Purchase Price, and the payment to the Title Company of the policy premium therefor, an owner's policy of title insurance, in the amount of the Purchase Price, insuring good and marketable fee simple record title to the Land and Improvements to be in Purchaser subject only to the Permitted Exceptions (as hereinafter defined). Such Title Commitment shall not contain any exception for rights of tenants except for the rights of Newpark and Transocean, as tenants only, under their respective leases. If Purchaser desires, the survey exception shall be amended to except only "shortages in area." The additional premium for the survey modification shall be borne by Purchaser. If Purchaser desires to update the Existing Survey, Purchaser shall, at its sole initial cost, obtain an "as built" survey of the Land and the Improvements (the "As-built Survey") prior to the expiration of the Inspection Period certified to Purchaser, Purchaser's lender, if any, and to the Title Company showing the boundaries and the legal description of the Land, which survey shall be made in compliance with the "Minimum Standard Detail Requirements for Land Title Surveys" established by the ALTA/ACSM for Urban Land title surveys, including all items on Table A thereof, except items 5, 12 and 14, and currently in effect. The As-built Survey shall disclose no encroachments or improvements from or upon adjoining properties, shall show the availability of all utility services at the perimeter of the Land, and shall otherwise be in form and content sufficient to enable the Title Company to issue include only those survey exceptions which have been approved or deemed to have been approved by Purchaser. If Purchaser closes the transaction contemplated herein, Seller will reimburse Purchaser for the cost of the As-built Survey at Closing. Seller shall also cause to be delivered to Purchaser together with such Title Commitment, legible copies of all documents and instruments referred to therein. Purchaser, upon receipt of the Title Commitment, the copies of the documents and instruments referred to therein and the As-built Survey, shall then have ten (10) days during which to examine the same, after which Purchaser shall notify Seller of any defects or objections affecting the marketability of the title to the Property. Current year ad valorem taxes which are not past due and any matters not objected to by the Purchaser shall be deemed to be "Permitted Exceptions." Seller shall then have until the Closing to cure such defects and objections and shall, in good faith,

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exercise reasonable diligence to cure such defects and objections, but shall not be obligated to expend any funds to do so. If any such defects or objections arose by, through, or under Seller or if any such defects or objections consist of past due taxes, mortgages, deeds of trust, deeds to secure debt, uncontested mechanic's or materialman's liens, or other such monetary encumbrances, Purchaser shall have the right to cure such defects or objections, in which event the Purchase Price shall be reduced by an amount equal to the costs and expenses incurred by Purchaser in connection with the curing of such defects or objections, and upon such curing, the Closing hereof shall proceed in accordance with the terms of this Agreement.

     8.   Representations and Warranties of Seller. Seller hereby makes the
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following representations and warranties to Purchaser, each of which shall be deemed material:

          (a)  Leases. The Transocean Lease and the Newpark Lease (the "Leases")
               ------
     are the only leases with respect to the property. True and accurate copies of the Leases, together with all modifications and amendments thereto have been delivered to Purchaser. Seller is the "landlord" under the Leases and owns unencumbered legal and beneficial title to the Leases and the rents and other income thereunder, subject only to the collateral assignment of the Leases and the rents thereunder in favor of the holder of an existing mortgage or deed of trust encumbering the Property, which mortgage or deed of trust shall be cancelled and satisfied by Seller at the Closing.

          (b)  Leases - Assignment. To the best of Seller's knowledge, without
               -------------------
     further investigation, no tenant has assigned its interest in its Lease or sublet any portion of its premises.

          (c)  Leases - Default. (i) Seller has not received any notice of
               ----------------
     termination or default under the Leases, (ii) to the best of Seller's knowledge and belief, there are no existing or uncured defaults by Seller or any tenant under the Leases, (iii) to the best of Seller's knowledge, there are no events which with the passage of time or notice, or both, would constitute a default by Seller or by any tenant, and to the best of Seller's knowledge, Seller has complied with each and every material undertaking, covenant, and obligation of Seller under the Leases, and (iv) no tenant has asserted any defense, set-off, or counterclaim with respect to its tenancy or its obligation to pay rent, additional rent, or other charges pursuant to its Lease.

          (d)  Leases - Rents and Special Consideration. Except as set forth on
               ----------------------------------------
     Schedule 8(d) hereto, no tenant: (i) has prepaid rent for more than the current month under its lease, (ii) has received or is entitled to receive any rent concession in connection with its tenancy under its lease, (iii) is entitled to any special work (not yet performed), or consideration (not yet given) in connection with its tenancy, and (iv) except as expressly set forth in its lease, has any deed, option, or other evidence of any right or interest in or to the Property. Installation of the fiber optic service has been completed in anticipation of the requirements of paragraph 8 of the Addendum to the Transocean Lease.

          (e)  Leases - Commissions. Except as set forth on Schedule 8(e)
               --------------------
     hereto, there are no obligations for rental, leasing or other commissions with respect to the Leases which will not be cashed-out and paid prior to Closing. All such obligations which are currently due and payable have been paid in full. Seller agrees to indemnify, defend and hold Purchaser harmless from and against any such obligations created or arising by, through or under Seller or its affiliates, which are currently due and payable. This indemnity shall survive Closing.

          (f)  Leases - Acceptance of Premises. (i) Each tenant has accepted its
               -------------------------------
     leased premises located within the Property, including any and all work performed therein or thereon pursuant to its lease, (ii) each tenant is in full and complete possession of its premises, and (iii) Seller has not received notice from any tenant that its premises are not in full compliance with the terms and provisions of its lease or are not satisfactory for its purposes.

          (g)  No Other Agreements. Other than the Leases, the Permitted
               -------------------
     Exceptions and those matters, if any, listed on Schedule 8(g) hereto, there are no leases, service contracts, management agreements, or other similar agreements in force and effect, oral or written, to which Seller is a party and that grant to any person whomsoever or any entity whatsoever any right, title, interest or benefit in or to all or any part of the Property or any rights relating to the use, operation, management, maintenance, or repair

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     of all or any part of the Property that will survive Closing.

          (h)  No Litigation. There are no actions, suits, or proceedings
               -------------
     pending, or, to the best of Seller's knowledge, threatened by any organization, person, individual, or governmental agency against Seller with respect to the Property or against the Property which could affect title to the Property, nor does Seller know of any basis for such action. Seller has no knowledge of any pending or threatened application for changes in the zoning applicable to the Property or any portion thereof.

          (i)  Condemnation. No condemnation or other taking by eminent domain
               ------------
     of the Property or any portion thereof has been instituted and, to the best of Seller's knowledge, there are no pending or threatened condemnation or eminent domain proceedings (or proceedings in the nature or in lieu thereof) affecting the Property or any portion thereof or its use.

          (j)  Intentionally Omitted.
               ---------------------

          (k)  No Assessments. To the best of Seller's knowledge, no assessments
               --------------
     have been made against the Property that are past due, whether or not they have become liens.

          (l)  Condition of Improvements. Seller is not aware of any structural
               -------------------------
     or other defects, in the Improvements. The heating, ventilating, air conditioning, electrical, plumbing, water, elevator(s), roofing, storm drainage and sanitary sewer systems at or servicing the Land and Improvements are, to the best of the Seller's knowledge, in good condition and working order and Seller is not aware of any defects or deficiencies, latent or otherwise, therein.

          (m)  Certificates. To the best of Seller's knowledge, there are
               ------------
     presently in effect temporary certificates of occupancy, licenses, and permits as may be required for the Property. There has been no notice or request of any municipal department, insurance company or board of fire underwriters (or organization exercising functions similar thereto), or mortgagee directed to Seller and requesting the performance of any work or alteration to the Property which has not been complied with. Seller will obtain and deliver to Purchaser at Closing permanent Certificates of Occupancy.

          (n)  Violations. To the best of Seller's knowledge, there are no
               ----------
     violations of law, municipal or county ordinances, or other legal requirements with respect to the Property, and the Improvements thereon comply with all applicable legal requirements with respect to the use, occupancy, and construction thereof; Notwithstanding anything contained herein to the contrary, no representation is given as to compliance with legal requirements that are the obligation of tenants under the Leases.

          (o)  Utilities. All utilities necessary for the use of the Property as
               ---------
     an office building of the size and nature situated thereon and required to be furnished pursuant to the Lease, including water, sanitary sewer, storm sewer, electricity, and telephone, are installed and operational, and such utilities either enter the Property through adjoining public streets, or, if they pass through adjoining private land, do so in accordance with valid public easements or private easements which inure to the benefit of the Property.

          (p)  Tax Returns. All property tax returns required to be filed by
               -----------
     Seller relating to the Property under any law, ordinance, rule, regulation, order, or requirement of any governmental authority have been, or will be, as the case may be, truthfully, correctly, and timely filed.

          (q)  Bankruptcy. Seller is "solvent as said term is defined by
               ----------
     bankruptcy law" and has not made a general assignment for the benefit of creditors nor been adjudicated a bankrupt or insolvent, nor has a receiver, liquidator, or trustee for any of Seller's properties (including the Property) been appointed or a petition filed by or against Seller for bankruptcy, reorganization, or arrangement pursuant to the Federal Bankruptcy Act or any similar Federal or state statute, or any proceeding instituted for the dissolution or liquidation of Seller.

          (r)  Pre-existing Right to Acquire. No person or entity has any right
               -----------------------------
     or option to acquire the Property or any portion thereof, which will have any force or effect after the execution of this Agreement,

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     other than Purchaser.

          (s)  Effect of Certification. To the best of Seller's knowledge,
               -----------------------
     neither this Agreement nor the transactions contemplated herein will constitute a breach or violation of, or default under, or will be modified, restricted, or precluded by the Leases or the Permitted Exceptions.

          (t)  Authorization. Seller is a duly organized and validly existing
               -------------
     limited partnership under the laws of the State of Texas and is qualified to conduct business in Texas. This Agreement has been duly authorized and executed on behalf of Seller and constitutes the valid and binding agreement of Seller, enforceable in accordance with its terms subject to equitable principles, and all necessary action on the part of Seller to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

          (u)  Seller Not a Foreign Person. Seller is not a "foreign person"
               ---------------------------
     which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

          (v)  Approvals. The requirements of all covenants, conditions and
               ---------
     restrictions of record relating to the development or construction of the Improvements, including all covenants requiring consent from any third party, have been, or on the Closing Date will be, fully satisfied and complied with in all material respects.

     Except as specifically provided herein (or in any other documents executed by Seller at Closing), Seller hereby specifically disclaims any warranty, guaranty, or representation, oral or written, past, present or future, of, as to, or concerning (A) the nature and condition of the Property, for and all activities and uses which Purchaser may elect to conduct thereon, income to be derived therefrom or expenses to be incurred with respect thereto, or any obligations or any other matter or thing relating to or affecting the same; (B) the manner of construction and condition and state of repair or lack of repair of any Improvements, (C) the nature and extent of any easement, right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise; and (D) the compliance of the Property or the operation of the Property with any laws, rules, ordinances, or regulations of any government or other body. EXCEPT AS PROVIDED HEREIN (OR IN ANY OTHER DOCUMENTS EXECUTED BY SELLER AT CLOSING), IN CONNECTION WITH THE CONVEYANCE OF THE PROPERTY AS PROVIDED FOR HEREIN, SELLER HAS NOT MADE AND IS NOT MAKING ANY REPRESENTATIONS, WARRANTIES OR COVENANTS OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE QUALITY OR CONDITION OF THE PROPERTY, THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, COMPLIANCE BY THE PROPERTY WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENT AUTHORITY OR HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND SPECIFICALLY, EXCEPT AS PROVIDED HEREIN, SELLER MAKES NO REPRESENTATIONS REGARDING HAZARDOUS SUBSTANCES AFFECTING THE PROPERTY. Purchaser agrees to accept the Property at Closing with the Property being in its present AS IS condition WITH ALL FAULTS except as specifically provided herein (or in any other documents executed by Seller at Closing) and except for Seller's special warranty of title to be contained in the deed.

     PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER IS EXPERIENCED IN THE OWNERSHIP, DEVELOPMENT AND/OR OPERATION OF PROPERTIES SIMILAR TO THE PROPERTY AND THAT PURCHASER PRIOR TO THE CLOSING WILL HAVE INSPECTED THE PROPERTY TO PURCHASER'S SATISFACTION AND IS QUALIFIED TO MAKE SUCH INSPECTION. PURCHASER ACKNOWLEDGES THAT PURCHASER HAS (OR PURCHASER'S REPRESENTATIVES HAVE) OR PRIOR TO THE CLOSING WILL HAVE, THOROUGHLY INSPECTED AND EXAMINED THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY PURCHASER IN ORDER TO ENABLE PURCHASER TO EVALUATE THE CONDITION OF THE PROPERTY AND ALL OTHER ASPECTS OF THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE ENVIRONMENTAL CONDITION OF THE PROPERTY); AND PURCHASER ACKNOWLEDGES THAT PURCHASER IS RELYING UPON ITS OWN (OR ITS

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REPRESENTATIVES') INSPECTION, EXAMINATION AND EVALUATION OF THE PROPERTY AND NOT
UPON ANY STATEMENT (ORAL OR WRITTEN) THAT MAY HAVE BEEN MADE OR MAY BE MADE BY SELLER OR ANY OF ITS REPRESENTATIVES EXCEPT SUCH REPRESENTATIONS PROVIDED HEREIN (OR IN ANY OTHER DOCUMENTS EXECUTED BY SELLER AT CLOSING).

At Closing, Seller shall represent and warrant to Purchaser that all representations and warranties of Seller in this Agreement remain true and correct as of the date of the Closing in all material respects, except for any changes in any such representations or warranties that occur and are disclosed by Seller to Purchaser expressly and in writing at any time and from time to time prior to Closing upon their occurrence, which disclosures shall thereafter be updated by Seller to the date of Closing. Subject to the limitations expressly provided in this Agreement, each and all of the express warranties, covenants, and indemnifications made and given by either party given to the other party herein shall survive the execution and delivery of the Deed by Seller to Purchaser for a period of one (1) year.

     9.   Seller's Additional Covenants. Seller does hereby further covenant and
          -----------------------------
agree as follows:

          (a)  Operation of Property. Seller hereby covenants that, from the
               ---------------------
     date of this Agreement up to and including the date of Closing, Seller shall: (i) not negotiate with any third party respecting the sale of the Property or any interest therein, (ii) not modify, amend, or terminate the Leases or enter into any new lease, contract, or other agreement respecting the Property without Purchaser's consent (not to be unreasonably withheld),
     (iii) not grant or otherwise create or consent to the creation of any easement, restriction, lien, assessment, or encumbrance respecting the Property, (iv) cause the Property to be operated, maintained, and repaired in the same manner as the Property is currently being operated, maintained, and repaired; and (v) not discharge, release, store or generate any hazardous substances on the Property.

          (b)  Preservation of Leases. Seller shall, from and after the date of
               ----------------------
     this Agreement to the date of Closing, use its good faith efforts to perform and discharge all of the duties and obligations and shall otherwise comply with every covenant and agreement of the landlord under the Leases, at Seller's expense, in the manner and within the time limits required thereunder. Furthermore, Seller shall, for the same period of time, use diligent and good faith efforts to cause the Tenant under the Leases to perform all of its duties and obligations and otherwise comply with each and every one of its covenants and agreements under such Leases and shall take such actions as are reasonably necessary to enforce the terms and provisions of the Leases.

          (c)  Tenant Estoppel Certificates. Seller shall use commercially
               ----------------------------
     reasonable efforts to obtain and deliver to Purchaser at least five (5) days prior to expiration of the Inspection Period a fully completed estoppel certificate with respect to the Leases in substantially the form of Exhibit "B" (the "Tenant Estoppel Certificate"), duly executed by each
        -----------
     tenant. The Tenant Estoppel Certificates shall be executed as of a date no earlier than the Effective Date.

          (d)  Insurance. From and after the date of this Agreement to the date
               ---------
     and time of Closing, Seller shall (or shall cause Tenant), at its expense, continue to maintain the all risk fire and extended coverage insurance policy covering the Property which is currently in force and effect.

     10.  Closing. The consummation of the sale by Seller and purchase by
          -------
Purchaser of the Property (herein referred to as the "Closing") shall be held at 2:00 p.m., local time, on the first business day which is at least 10 business days after the end of the Inspection Period, at the offices of Title Company, or at such earlier time as shall be designated by Purchaser in a written notice to Seller not less than two (2) business days prior to Closing.

     11.  Seller's Closing Documents. For and in consideration of, and as a
          --------------------------
condition precedent to, Purchaser's delivery to Seller of the Purchase Price described in Paragraph 3 hereof, Seller shall obtain or execute, at Seller's expense, and deliver to Purchaser at Closing the following documents (all of which shall be duly executed, acknowledged, and notarized where required and shall survive the Closing):

          (a)  Special Warranty Deed. A Special Warranty Deed (the "Deed") in
               ---------------------
     substantially the form of Exhibit "C" hereto subject only to the Permitted
                               -----------
     Exceptions. The legal description set forth in the Deed shall be as set forth on Exhibit "A". In the event Purchaser shall obtain a new or updated
              -----------
     survey of the Land
     and Improvements and the legal description set forth in Purchaser's survey shall differ from the legal description set forth on Exhibit "A", the Deed
                                                          -----------
     shall convey title by the legal description based upon such survey;

          (b)  Bill of Sale. A Bill of Sale conveying to Purchaser the Personal
               ------------
     Property in the form and substance of Exhibit "D";
                                           -----------

          (c)  Blanket Transfer. A Blanket Transfer and Assignment in the form
               ----------------
     and substance of Exhibit "E";
                      ----------

          (d)  Assignment and Assumption of Leases. An Assignment and Assumption
               -----------------------------------
     of Lease in the form and substance of Exhibit "F", assigning to Purchaser
                                           -----------
     all of Seller's right, title, and interest in and to the Lease and the rents thereunder;

          (e)  Seller's Affidavit. A customary seller's affidavit in the form
               ------------------
     required by the Title Company;

          (f)  FIRPTA Certificate. A FIRPTA Certificate in such form as
               ------------------
     Purchaser shall reasonably approve;

          (g)  Certificates of Occupancy. The original or copies of Certificates
               -------------------------
     of Occupancy for all space within the Improvements;

          (h)  Marked Title Commitment. The Title Commitment marked to delete
               -----------------------
     the "gap" exception and to reflect that Purchaser is vested with the fee simple title to the Land and the Improvements, and to reflect that all requirements for the issuance of the final title policy pursuant to such Title Commitment have been satisfied;

          (i)  Keys and Records. All of the keys to any doors or locks on the
               ----------------
     Property and the original tenant files and other books and records and warranties relating to the Property in Seller's possession;

          (j)  Tenant Notices. Notice from Seller to each tenant of the sale of
               --------------
     the Property to Purchaser in such form as Purchaser shall reasonably approve;

          (k)  Settlement Statement. A settlement statement setting forth the
               --------------------
     amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement; and

          (l)  Other Documents. Such other documents as shall be reasonably
               ---------------
     required by Purchaser's counsel.

     12.  Purchaser's Closing Documents. At Closing, Purchaser shall deliver the
          -----------------------------
balance of the Purchase Price and shall obtain or execute and deliver to Seller at Closing the following documents, all of which shall be duly executed and acknowledged where required and shall survive the Closing:

          (a)  Blanket Transfer. The Blanket Transfer and Assignment;
               ----------------

          (b)  Assignment and Assumption of Lease. The Assignment and Assumption
               ----------------------------------
     of Lease;

          (c)  Settlement Statement. A settlement statement setting forth the
               --------------------
     amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement; and

          (d)  Other Documents. Such other documents as shall be reasonably
               ---------------
     required by Seller's counsel.

     13.  Closing Costs. Seller shall pay the cost of any recording, transfer or
          -------------
documentary tax imposed by any jurisdiction in which the Property is located, the cost of the base premium for the title policy, reimburse

Purchaser for the cost of the As-built Survey, the attorneys' fees of Seller, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto. Purchaser shall pay the attorneys' fees of Purchaser, and all other costs and expenses incurred by Purchaser in closing and consummating the purchase and sale of the Property pursuant hereto. Each party shall pay one-half of any escrow fees.

     14.  Prorations. The following items shall be prorated and/or credited
          ----------
between Seller and Purchaser as of Midnight preceding the date of Closing:

          (a)  Rents. Rents, additional rents, and other income of the Property
               -----
     (other than security deposits, which shall be assigned and paid over to Purchaser) collected by Seller for the month of Closing. Purchaser shall also receive a credit against the Purchase Price payable by Purchaser to Seller at Closing for any rents or other sums (not including security deposits) prepaid by any tenant for any period following the month of Closing, or otherwise.

          (b)  Property Taxes. To the extent not paid or reimbursed by tenants,
               --------------
     city, state, county, and school district ad valorem taxes based on the ad valorem tax bills for the Property, if then available, or if not, then on the basis of the latest available tax figures and information. Should such proration be based on such latest available tax figures and information and prove to be inaccurate upon receipt of the ad valorem tax bills for the Property for the year of Closing, either Seller or Purchaser, as the case may be, may demand at any time after Closing a payment from the other correcting such malapportionment. In addition, if after Closing there is an adjustment or reassessment by any governmental authority with respect to, or affecting, any ad valorem taxes for the Property for the year of Closing or any prior year, any additional tax payment for the Property required to be paid with respect to the year of Closing shall be prorated between Purchaser and Seller, any such additional tax payment for the Property for any year prior to the year of Closing shall be paid by Seller and any refund for any year prior to the year of Closing shall be paid to Seller. This agreement shall expressly survive the Closing.

          (c)  Utility Charges/Operating Expenses. To the extent not paid or
               ----------------------------------
     reimbursed by tenants, Seller shall be responsible for all such costs applicable to the period prior to Closing and Purchaser shall be responsible for all such costs applicable to the period subsequent to the Closing. Seller and Purchaser hereby agree to prorate and pay their respective shares of all utility bills and operating costs received subsequent to Closing, which agreement shall survive Closing.

     15.  Purchaser's Default. In the event of default by Purchaser under the
          -------------------
terms of this Agreement, Seller's sole and exclusive remedy shall be to receive the Earnest Money as liquidated damages and thereafter the parties hereto shall have no further rights or obligations hereunder whatsoever except matters which by their express terms survive termination of this Agreement. It is hereby agreed that Seller's damages will be difficult to ascertain and that the Earnest Money constitutes a reasonable liquidation thereof and is intended not as a penalty, but as fully liquidated damages. Seller agrees that in the event of default by Purchaser, it shall not initiate any proceeding to recover damages from Purchaser, but shall limit its recovery to the retention of the Earnest Money.

     16.  Seller's Default. In the event of default by Seller under the terms of
          ----------------
this Agreement (i) Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller, whereupon Escrow Agent shall promptly refund all Earnest Money to Purchaser, and Purchaser and Seller shall have no further rights, obligations, or liabilities hereunder, except as may be expressly provided to the contrary herein; or (ii) Purchaser shall have the right to accept title to the Property subject to such defects and objections with no reduction in the Purchase Price, in which event such defects and objections shall be deemed "Permitted Exceptions"; or (iii) Purchaser may elect to seek specific performance of this Agreement.

     17.  Condemnation. If, prior to the Closing, all or any part of the
          ------------
Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within fifteen (15) days of the receipt of such notice from Seller, elect to cancel this Agreement. If Purchaser chooses to cancel this Agreement in accordance with this Paragraph 17, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect, except matters which by their express terms survive termination of this Agreement. If Purchaser does not elect to cancel this Agreement in accordance herewith, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards that have been or that may thereafter be made for such taking.

     18.  Damage or Destruction. If any of the Improvements shall be destroyed
          ---------------------
or damaged prior to the Closing, and the estimated cost of repair or replacement exceeds Two Hundred Fifty Thousand Dollars ($250,000.00) or if the Lease shall terminate as a result of such damage, Purchaser may, by written notice given to Seller within twenty (20) days after receipt of written notice from Seller of such damage or destruction, elect to terminate this Agreement, in which event the Earnest Money shall immediately be returned by Escrow Agent to Purchaser and except as expressly provided herein to the contrary, the rights, duties, obligations, and liabilities of all parties hereunder shall immediately terminate and be of no further force or effect. If Purchaser does not elect to terminate this Agreement pursuant to this Paragraph 18, or has no right to terminate this Agreement (because the damage or destruction does not exceed $250,000.00 and the Lease remains in full force and effect), and the sale of the Property is consummated, Purchaser shall be entitled to receive all insurance proceeds paid or payable to Seller by reason of such destruction or damage under the insurance required to be maintained by Seller pursuant to Paragraph 9(d) hereof (less amounts of insurance theretofore received and applied by Seller to restoration). If the amount of said casualty or rent loss insurance proceeds is not settled by the date of Closing, Seller shall execute at Closing all proofs of loss, assignments of claim, and other similar instruments to ensure that Purchaser shall receive all of Seller's right, title, and interest in and under said insurance proceeds, plus the amount of any deductible and Seller shall have no further obligation with respect thereto.

     19.  Hazardous Substances. Seller hereby warrants and represents, to the
          --------------------
best of Seller's actual knowledge but without investigation other than that certain Phase I Environmental Site Assessment dated June 9, 1998, prepared by Environmental Systems Design and Management, Inc. for the benefit of Seller (the "Phase I Report"), that, except as shown on the Phase I Report (i) no "hazardous substances", as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et. seq., the Resource Conservation and Recovery Act, as amended, 42
      --  ---
U.S.C. Section 6901 et. seq., and the rules and regulations promulgated pursuant
                    --  ---
to these acts, any so-called "super-fund" or "super-lien" laws or any applicable state or local laws, nor any other pollutants, toxic materials, or contaminants have been discharged, disbursed, released, stored, treated, generated, disposed of, or allowed to escape on the Property, (ii) no asbestos or asbestos containing materials have been installed, used, incorporated into, or disposed of on the Property, (iii) no polychlorinated biphenyls are located on or in the Property, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or any other device or form, (iv) no underground storage tanks are located on the Property or were located on the Property and subsequently removed or filled, (v) no investigation, administrative order, consent order and agreement, litigation, or settlement with respect to Hazardous Substances is proposed, threatened, anticipated or in existence with respect to the Property, and (vi) the Property has not previously been used as a landfill, cemetery, or as a dump for garbage or refuse. Seller hereby indemnifies Purchaser and holds Purchaser harmless from and against any loss, cost, damage, liability or expense due to or arising out of the breach of any representation or warranty contained in this paragraph. The provisions of this paragraph shall survive Closing for a period of one year, except for such matters arising during Seller's ownership of the Property which shall survive for an unlimited time.

     20.  Assignment. Purchaser's rights and duties under this Agreement shall
          ----------
not be assignable except to an affiliate of Purchaser without the consent of Seller which consent shall not be unreasonably withheld.

     21.  Broker's Commission. In the event, but only in the event, this
          -------------------
transaction closes in accordance with its terms, Seller will pay, at Closing, a brokerage commission to Broadfield Associates in the amount of 1% of the Purchase Price, and to Means Knaus in the amount of 1% of the Purchase Price and to Fletcher Gibson in the amount of $50,000.00 (the "Brokers"). Purchaser and Seller hereby represent each to the other that they have not discussed this Agreement or the subject matter hereof with any real estate broker or agent other than Brokers so as to create any legal right in any such broker or agent to claim a real estate commission with respect to the conveyance of the Property contemplated by this Agreement. Seller shall and does hereby indemnify and hold harmless Purchaser from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Seller, including any claim asserted by Brokers and any broker or agent claiming under Brokers. Likewise, Purchaser shall and does hereby indemnify and hold harmless Seller from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Purchaser. The provisions of this paragraph shall survive the Closing or any termination of this Agreement.

     22.  Notices. Wherever any notice or other communication is required or
          -------
permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, by facsimile or telecopy, by hand, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

     PURCHASER:                 c/o Wells Capital, Inc.
                                6200 The Corners Parkway, Suite 250
                                Norcross, Georgia 30092
                                Attn: Mr. Joseph H. Pangburn
                                Facsimile: 770.200.8199

     with a copy to:            O'Callaghan & Stumm LLP
                                127 Peachtree Street, N. E., Suite 1330
                                Atlanta, Georgia 30303
                                Attn: William L. O'Callaghan, Esq.
                                Facsimile: 404.522.3080

     SELLER:                    Broadfield Associates, L.P.
                                c/o Fidinam Capital
                                11811 North Freeway, Suite 300
                                Houston, Texas 77060
                                Attn:  Charles S. Iupe
                                Facsimile: 281.820.1673

     with a copy to:            Gardere Wynne Sewell & Riggs, L.L.P.
                                1000 Louisiana, Suite 3400
                                Houston Texas 77002-4086
                                Attn: W. David Tidholm, Esq.
                                Facsimile: 713.276.6565

All notices shall be deemed given three (3) business days following deposit in the United States mail with respect to certified or registered letters, one (1) business day following deposit if delivered to an overnight courier guaranteeing next day delivery and on the same day if sent by personal delivery or by telecopy or facsimile transmission (with proof of transmission). Attorneys for each party shall be authorized to give notices for each such party. Any party may change its address for the service of notice by giving written notice of such change to the other party, in any manner above specified.

     23.  Possession. Possession of the Property shall be granted by Seller to
          ----------
Purchaser on the date of Closing, subject only to the Lease and the Permitted Exceptions.

     24.  Time Periods. If the time period by which any right, option, or
          ------------
election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

     25.  Survival of Provisions. All covenants, warranties, indemnities and
          ----------------------
agreements set forth in this

Agreement shall survive the execution or delivery of any and all deeds and other documents at any time executed or delivered under, pursuant to, or by reason of this Agreement, and shall survive the payment of all monies made under, pursuant to, or by reason of this Agreement, for a period of one year from Closing or for such longer period as may be specified in the paragraph relating thereto.

     26.  Severability. This Agreement is intended to be performed in accordance
          ------------
with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

     27.  Authorization. Purchaser represents to Seller that this Agreement has
          -------------
been duly authorized and executed on behalf of Purchaser and constitutes the valid and binding agreement of Purchaser, enforceable in accordance with its terms subject to equitable principles, and all necessary action on the part of Purchaser to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

     28.  General Provisions. No failure of either party to exercise any power
          ------------------
given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon the parties hereto unless such amendment is in writing and executed by all parties hereto. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns. Time is of the essence of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the State of Texas. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

     29.  Effective Date. The "Effective Date" of this Agreement shall be deemed
          --------------
to be the date this Agreement is fully executed by both Purchaser and Seller and a fully executed original counterpart of this Agreement has been received by both Purchaser and Seller.

     30.  Duties as Escrow Agent. In performing its duties hereunder, Escrow
          ----------------------
Agent shall not incur any liability to anyone for any damages, losses or expenses, except for its gross negligence or willful misconduct, and it shall accordingly not incur any such liability with respect to any action taken or omitted in good faith upon advice of its counsel or in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provision, but also as to the truth and accuracy of any information contained therein that Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person and to conform to the provisions of this Agreement. Seller and Purchaser hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and legal fees and disbursements, that may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with its acceptance or performance of its duties hereunder as escrow agent, including without limitation, any litigation arising out of this Agreement. If any dispute shall arise between Seller and Purchaser sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender into the registry or custody of the clerk of the Court for the county in which the Property is located or the clerk for the United States District Court having jurisdiction over the county in which the Property is located, any or all money (less any sums required to pay Escrow Agent's attorneys' fees in filing such action), property or documents in its hands relating to this Agreement, together with such pleadings as it shall deem appropriate, and thereupon be discharged from all further duties under this Agreement. Seller and Purchaser shall bear all costs and expenses of any such legal proceedings.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective seals to be affixed hereunto as of the day, month and year first above written.

                        "SELLER":

                        BROADFIELD ASSOCIATES, L.P., a Texas limited partnership
                        By: Broadfield Management, L.L.C., a Texas limited liability company, its general partner

                        By:   /s/ Charles Iupe
                              -------------------------------------

                        Its:  President
                              -------------------------------------

                        "PURCHASER":

                        WELLS CAPITAL, INC., a Georgia corporation

                        By:   /s/ Douglas P. Williams
                              -------------------------------------

                        Its:  Senior Vice President
                              -------------------------------------

                        "ESCROW AGENT":

                        Charter Title Insurance Corporation

                        By:   /s/ James L. Johnson
                              -------------------------------------

                        Its:  _____________________________________

                              Schedule of Exhibits
                              --------------------


Exhibit "A"    -        Description of Land
Schedule 8(b)  -        List of Agreements, if any
Schedule 8(d)  -        List of Special Consideration
Schedule 8(e)  -        List of Lease Commission Obligations
Exhibit "B"    -        Tenant Estoppel Certificate Form
Exhibit "C"    -        Special Warranty Deed Form
Exhibit "D"    -        Bill of Sale Form
Exhibit "E"    -        Blanket Transfer and Assignment Form
Exhibit "F"    -        Assignment and Assumption of Lease Form